Exhibit 99.1

Creatd, Inc. Announces Revenue Guidance and Updates on Upcoming Milestones

April 10, 2024

•	Creatd announces revenue guidance of $2M for Fiscal Year 2023, with expectations for significant growth in FY2024, subject to its upcoming strategic plan
•	Creatd’s core operational business is nearly cash flow positive
•	Creatd has extended the deadline for finalizing the TAMI Ventures/Bettaverse definitive agreements to 4/23/2024
•	The release of Creatd's 10-K is expected mid-May 2024 to be promptly filed by Q1 2024 financial filings, reflecting the extensive work and audit efforts that are been undertaken to strengthen the company's balance sheet and position it for future acquisitions and eliminate all discontinued operations
•	Following the 10-K release, Creatd will promptly proceed with the release of the OG Collection, Inc. audit
•	As part of its ongoing M&A strategy, Creatd is actively engaged in several acquisition-oriented discussions and will keep the market updated
•	The company is currently interviewing underwriters in preparation for its potential uplisting to a national exchange later this year

Creatd, Inc. (OTCQB: $CRTD) is pleased to provide several important updates regarding its strategic plans, financial reporting, and ongoing merger and acquisition activities.

Financial highlights include:

•	The Company significantly reduced its cost of revenue to $1 million from $6 million in the previous year, achieving an 83% decrease.
•	Creatd successfully decreased its operating expenses 63% to $8.6 million, down from $23.5 million in 2022, after adjusting for stock-based compensation.
•	The Company experienced a historic improvement in gross margins, turning positive to $900K in 2023 from a negative $1.3 million in 2022.
•	The net cash used in operating activities was significantly reduced to $3.4 million in 2023, marking a 131% decrease from $16.6 million in 2022.

Chairman and CEO Jeremy Frommer shared insights, stating, "First and foremost, I want to apologize for the delayed financial filings. Unfortunately, our ambitious timeline outweighs available resources and it is important to meticulously prepare prior to any attempt at an uplisting to a national exchange. We anticipate the release of our 10-K report in mid-May 2024, promptly followed by Q1 financial filings. The necessary delay is a direct result of our in-depth audit process, aimed at fortifying Creatd's balance sheet. This step underscores our dedication to transparency and maintaining a robust financial foundation. Despite the challenges presented by the current economic climate, I am extremely encouraged by our performance and the resilience we have demonstrated."

Frommer added, "Looking ahead, our focus will pivot to strategic acquisitions, enhancing net equity, bolstering our cash reserves, and achieving what I have said before uplisting to a national exchange. These initiatives are critical for our continued success in the upcoming year. I extend my deepest gratitude to our investors for their steadfast support. We eagerly anticipate discussing our progress and outlook in a forthcoming conference call later this month."

About Creatd, Inc.

Creatd, Inc. is a publicly traded digital holding company renowned for its commitment to innovation, transparency, and growth. Central to its operations is the flagship platform, Vocal—a pioneering social media and publishing platform designed to amplify user engagement and monetization.

Forward Looking Statements

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings.